Exhibit 10.39

Vertex Pharmaceuticals Annual Non-Employee Board Compensation

Annual Retainer	$100,000

Committee Chair Compensation
Audit & Finance Committee Chair	$30,000 annual retainer
Management Development & Compensation Committee Chair	$25,000 annual retainer
Corporate Governance & Nominating Committee Chair	$20,000 annual retainer
Science & Technology Committee Chair	$20,000 annual retainer

Committee Membership Fee (Non Chairs)
Audit & Finance Committee Member	$15,000 annual retainer
Management Development & Compensation Committee Member	$12,500 annual retainer
Corporate Governance & Nominating Committee Member	$10,000 annual retainer
Science & Technology Committee Member	$10,000 annual retainer

Lead Independent Director Compensation	$40,000 annual retainer

Annual Equity Grants

Annually on June 1, $400,000 in value-based awards, comprised at the director's election of restricted stock units and/or options
•   Options are fully vested upon grant
•   Restricted stock units cliff vest on the 1 year anniversary of the grant date

Initial Equity Grants
On date director joins the board of directors, a $400,000 restricted stock unit award that vests on the first anniversary of the grant date.

Each of our non-employee directors is eligible to defer the cash and restricted stock portion of his/her compensation set forth above and elect to receive deferred stock units that convert to common stock in specified circumstances.